                                                                   EXHIBIT 2.6.1


                      CONSENT TO TERMINATION OF AGREEMENTS


     The undersigned parties to that certain Amended and Restated Asset Purchase Agreement, dated as of May 19, 1997 ("Purchase Agreement"), do hereby consent to the termination of the Purchase Agreement and all agreements (between any of the undersigned parties) that are related to the transactions contemplated in the Purchase Agreement.


     BUYER:                   CROSS-CONTINENT AUTO RETAILERS, INC.,
                              a Delaware corporation


                              By:           /s/ Robert W. Hall
                                   ---------------------------------------
                                   Robert W. Hall, Senior Vice Chairman
                              Date:     August 5, 1997




     SELLER:                  JRJ INVESTMENTS, INC.,
                              a Nevada corporation


                              By:           /s/ James J. Chaisson, Sr.
                                   ---------------------------------------
                                   James J. Chaisson, Sr., President
                              Date:     August 5, 1997




     SHAREHOLDER:             THE CHAISSON FAMILY TRUST R-501


                              By:            /s/ James J. Chaisson, Sr.
                                   ---------------------------------------
                                   James J. Chaisson, Sr., Trustee
                              Date:     August 5, 1997